Exhibit 10.1

TECHNOLOGY FINANCE

MASTER LEASE AGREEMENT

THIS LEASE (“Lease”), dated as of November 6, 2015, is made by and between U.S. Bank Equipment Finance, a division of U.S. Bank National Association, having its principal office at PO Box 230789, Portland, OR 97281-0789 (“Lessor”), and Overstock.com, Inc., having its principal office at 6350 South 3000 East, Salt Lake City, UT 84121 (“Lessee”).

LESSOR AND LESSEE COVENANT AND AGREE AS FOLLOWS:

1.              PROPERTY LEASED. Lessee hereby leases from Lessor the goods (“Property”) together with any replacements, additions, repairs, now or hereafter incorporated therein all as acceptable to Lessor and as described in any Schedule to Master Lease Agreement (“Schedule”), Certificate of Delivery and Acceptance (“Acceptance Certificate”) or any related document now or hereafter executed by the parties hereto. Lessee may have elected to finance certain software and/or software licenses(s) (“Licensed Software”), software components, including but not limited to, software maintenance and/or support (“Products”), and/or implementation, integration, training, technical consulting and/or professional services, in connection with software (“Services”) from software licensor(s) and or/ supplier(s) (collectively referred to as “Supplier”), all as further described in the agreements(s) between you and the Supplier (collectively referred to as “Product Agreement”) and as identified on the Schedule (collectively referred to as the “Financed Items”, which are included in the term “Property” unless separately stated). Each Schedule shall incorporate all of the terms and conditions of the Lease and contain such additional terms and conditions, as the parties shall agree. If there is a conflict between a Schedule and this Lease, the terms of the Schedule shall control.

2.              TERM. The Lease shall be effective upon the execution hereof by Lessor. The Lease may consist of an “Installation Period” and an “Initial Term”. The Installation Period for each Schedule shall begin on the date identified as the “Installation Date” on the first Acceptance Certificate executed by Lessee and continue to the “Commencement Date” identified on the Schedule. At Lessee’s request, Lessor may agree to extend the Installation Period by changing the Commencement Date reflected on subsequent Acceptance Certificates. The Initial Term of the Lease shall begin on the Commencement Date and shall continue for the period as set forth in the Schedule. At the expiration of the Initial Term (or any Extension Term), the Lease shall automatically extend with respect to all Property for a new six (6) month term (an “Extension Term”) under the same terms as contained herein (except that Lessor may reduce the rent to reflect that the Extension Term does not include any Financed Items) unless terminated by either party upon three (3) months prior written notice.

3.              RENT AND PAYMENT. During the Initial Term of the Lease, Lessee shall pay Lessor rent as indicated on the Schedule, which shall be due and payable in advance each month on or before the payment date shown in each Schedule (the “Rent Payment Date”). The term “rent” includes amounts due Lessor for Financed Items. The amount of monthly rental payments shall be determined as provided in the addendum to this Lease (the “Pricing Addendum”), which shall remain in effect until the expiration date set forth in the Pricing Addendum, or as the parties shall otherwise mutually agree in writing from time to time. In the event of any inconsistency between the Pricing Addendum and any Schedule, the Schedule shall prevail. During any Installation Period, for each Acceptance Certificate, Lessee shall pay rent on the Property from the Installation Date on the Acceptance Certificate to the Commencement Date of the Lease.  All rent and other amounts due hereunder shall be paid to Lessor at Lessor’s address set forth above or at such place as Lessor shall designate. For any rental payment due hereunder which is not paid within ten (10) days after the date such payment is due, Lessee shall pay a late charge calculated at a rate of one and one half percent (1.5%) of such payment. The parties agree that the amount of such late charge represents a reasonable estimate of the cost Lessor will incur in processing a delinquent payment and that such late charge shall be paid as liquidated damages and not as a penalty. Acceptance of any late charge by Lessor shall not constitute a waiver of default with respect to any overdue amount or prevent Lessor from exercising any other available rights and remedies. Payments received shall be applied first to undisputed delinquent amounts due, then to current installments. If any such rental payment is made by check and such check is returned to Lessor for any reason, including without limitation, insufficient funds in Lessee’s account, then Lessee shall be assessed a fee equal to the lesser of $30.00 or the maximum permitted by applicable law, in addition to any other late charge or any other fee which may be applicable.

This Lease is a net lease, it being the intention of the parties that all costs, expenses and liabilities associated with the Property or its lease shall be borne by Lessee. THIS LEASE IS NON-CANCELABLE. Lessee’s obligation to pay rent and any other amounts due under the Lease shall be absolute and unconditional, and shall not be subject to any abatement, reduction, defenses, counterclaims, deferment or any recoupment or set-off against Lessor for any reason whatsoever. To the extent permitted by applicable law, upon Lessee’s execution of an Acceptance Certificate for the Property, Lessee waives any and all rights and remedies under Article 2A-508 through 522 of the Uniform Commercial Code (“UCC”).

4.              SELECTION, INSTALLATION AND ACCEPTANCE OF PROPERTY. Lessee hereby acknowledges that (i) all of the Property was selected by Lessee from supplier(s) and/or manufacturer(s) chosen by Lessee; (ii) Lessee is familiar with all supply contract rights provided by the supplier(s) and is aware that the supplier(s) may be contacted for a full description of any rights Lessee may have under any supply contract; (iii) Lessee has relied on its own skill and experience in selecting the Property suitable to its particular needs or purposes and has neither relied upon the skill or judgment of Lessor nor believes that Lessor or its agents possess any special skill or judgment in the selection of the Property for Lessee’s particular purposes; (iv) Lessee has not relied on any statement, if any, made by Lessor as to the suitability of the Property; and (v) acknowledges that Lessor is neither the manufacturer nor supplier of the Property nor an agent of any such person.

Upon delivery and installation of the Property, Lessee shall inspect the Property and if the Property conforms to Lessee’s specifications, Lessee agrees to accept the Property and execute and deliver to Lessor an Acceptance Certificate, which shall irrevocably establish Lessee’s acceptance of the Property for all purposes of the Lease. If the Property is not properly installed, does not operate as represented or warranted by the supplier or manufacturer, or the Property is unsatisfactory for any reason whatsoever and Lessee has not signed an Acceptance Certificate as a result thereof, Lessee shall (i) notify Lessor within ten (10) days after delivery and installation of the Property of the nature and extent of such defect or problem and (ii) make a claim on account thereof solely against the supplier or manufacturer. Lessor shall not pay the supplier of the Property until a duly-executed Acceptance Certificate is received from Lessee. If Lessee has not furnished Lessor with an Acceptance Certificate within twenty (20) days after delivery and installation of the Property, Lessee shall, upon Lessor’s request, assume Lessor’s rights and obligations as purchaser, reimburse Lessor in full for any amounts paid by Lessor on account of the Property, indemnify and defend Lessor against all claims, liabilities, damages and expenses in connection with the Property, and have all rights to pursue remedies that may be available against the supplier or manufacturer thereof.

5.              LESSOR’S DISCLAIMERS.  Lessor has obtained the Property based on specifications furnished by the Lessee.  Lessor does not deal in Property of this kind or otherwise hold itself or its agents out as having knowledge or skill particular to the Property. So long as Lessee is not in default under this Lease, Lessor hereby assigns to Lessee, without recourse, all of Lessor’s rights arising under any warranties applicable to the Property provided by the manufacturer or any other person. Lessee’s sole remedy for the breach of any such warranty shall be against the manufacturer of the Property and not against Lessor. So long as Lessee shall not be in default hereunder, Lessor will not interfere with Lessee’s right of quiet enjoyment of the Property.  To the extent the Lease includes Financed Items: (i) ownership of any Licensed Software shall remain with the Supplier thereof; (ii) Lessee’s rights with respect to such Financed Items shall be governed by the separate Product Agreement between the Supplier and the Lessee, which shall not be affected by the Lease; and (iii) any Products or Services shall be provided by a Supplier unrelated to Lessor. IN NO EVENT SHALL LESSOR HAVE ANY OBLIGATION TO PROVIDE ANY PRODUCTS OR SERVICES, AND ANY FAILURE OF SUCH SUPPLIER TO PROVIDE ANY SUCH PRODUCTS OR SERVICES FINANCED HEREUNDER SHALL NOT EXCUSE LESSEE’S OBLIGATIONS TO LESSOR IN ANY WAY. LESSOR SHALL NOT BE LIABLE TO LESSEE, NOR SHALL THERE BE ANY ABATEMENT OR SETOFF IN LESSEE’S PAYMENTS, FOR ANY LIABILITY, CLAIM, LOSS, DAMAGE OR EXPENSE OF ANY KIND OR NATURE CAUSED BY ANY FINANCED ITEMS.

LESSOR ASSUMES NO RESPONSIBILITY FOR AND MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, AS TO THE TITLE, DESIGN, COMPLIANCE WITH SPECIFICATIONS, CONDITION, QUALITY, WORKMANSHIP, OR THE SUITABILITY, SAFETY, ADEQUACY, OPERATION, USE OR PERFORMANCE OF THE PROPERTY, OR THEIR MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE, OR AS TO PATENT, TRADEMARK OR COPYRIGHT INFRINGEMENT. LESSOR SHALL NOT BE LIABLE TO LESSEE FOR ANY REPRESENTATION, CLAIM, BREACH OF WARRANTY, EXPENSE OR LOSS DIRECTLY OR INDIRECTLY CAUSED BY ANY PERSON, INCLUDING LESSOR, OR IN ANY WAY RELATED TO THE PROPERTY.

Lessee understands and agrees that neither the supplier(s) nor any salesperson or any agent of the supplier(s) is an agent of Lessor. No salesperson or agent of supplier is authorized to waive or alter any term or condition of this Lease, and no representation as to the Property or any other matter by the supplier shall in any way affect Lessee’s duty to pay the rent and perform its obligations as set forth in this Lease. Lessor shall not be liable to Lessee for any incidental, consequential, or indirect damages or for any act, neglect, omission, breach or default by any third party.

6.              TITLE, ASSIGNMENT AND CHANGE IN CONTROL. The Property shall at all times remain the personal property of Lessor. Lessee shall have no right, title or interest in the Property, except for the express rights granted hereunder. Lessee shall hold all Property subject and subordinate to the rights of Lessor. Notwithstanding the foregoing, Lessee hereby grants to Lessor a security interest in the Property and in the rights of Lessee under any license agreements with respect to any associated software included in any Financed Items (but only if and to the extent the grant of such security interest with respect to such software does not result in the creation or breach of any legal obligations on the part of Lessee) as security for all Lessee’s liabilities and obligations to Lessor of every kind or nature, but excluding any liabilities and obligations which are secured by, in addition to the Property, land and/or building(s) in which a first priority lien can only be perfected by recording mortgage, deed of trust, or similar instrument in the real property records of the jurisdiction where such land/building(s) are located. Lessee authorizes Lessor to file a financing statement(s) and agrees to execute and deliver any instruments reasonably requested by Lessor in order to protect Lessor’s interest in the Property, the Financed Items and any proceeds thereof. Lessee shall, at its sole expense, (i) defend Lessor’s title to the Property against all persons claiming against or through Lessee, (ii) at all times keep the Property free and clear from any claim, suit, liens or encumbrances whatsoever (except any placed thereon by Lessor and arising from the Lease), and (iii) give Lessor immediate notice of any such claim, suit, lien or encumbrance.

OTHER THAN AN ASSIGNMENT, SUBLEASE OR OTHER DISPOSAL TO ANY MAJORITY OWNED SUBSIDIARY OF LESSEE IN CONNECTION WITH WHICH LESSEE GUARANTEES THE LESSEE’S OBLIGATIONS UNDER THE LEASE PURSUANT TO A GUARANTY IN FORM AND SUBSTANCE ACCEPTABLE TO LESSOR, LESSEE SHALL NOT ASSIGN OR IN ANY WAY DISPOSE OF ANY OR ALL OF ITS RIGHTS OR OBLIGATIONS UNDER THIS LEASE OR ENTER INTO ANY SUBLEASE OF ALL OR ANY PART OF THE PROPERTY WITHOUT THE PRIOR WRITTEN CONSENT OF LESSOR. IN CONNECTION WITH THE GRANTING OF SUCH CONSENT AND THE PREPARATION OF NECESSARY DOCUMENTATION, A FEE SHALL BE ASSESSED EQUAL TO ONE PERCENT (1%) OF THE SUM OF THE REMAINING BALANCE THEN DUE HEREUNDER PLUS ANY RESIDUAL VALUE OF THE PROPERTY, AND IN ADDITION, LESSEE SHALL PAY OR REIMBURSE LESSOR UPON DEMAND FOR ALL COSTS AND EXPENSES, INCLUDING REASONABLE FEES AND EXPENSES OF LESSOR’S OUTSIDE LEGAL COUNSEL, INCURRED IN CONNECTION WITH THE PREPARATION, RECORDING AND/OR FILING OF SUCH DOCUMENTATION AS MAY BE NECESSARY TO EFFECT ANY SUCH ASSIGNMENT, DISPOSITION OR SUBLEASE. In the event Lessor has consented to any sublease of the Property, Lessee hereby assigns and grants to Lessor a security interest in any and all rights under any sublease(s), to secure all liabilities and obligations to Lessor, and Lessee shall deliver to Lessor the original of such sublease(s). Lessee shall not consolidate or merge with or into any other entity, liquidate or dissolve, distribute, transfer, sell or dispose of all or any substantial portion of its properties or assets other than in the ordinary course of its business, without the prior consent of Lessor, which shall not be unreasonably withheld, and the surviving, or successor entity or the transferee of such assets, as the case may be, shall assume, by a written instrument which is legal, valid and enforceable against such surviving or successor entity or transferee, all of the obligations of Lessee to Lessor or any affiliate of Lessor. No event shall occur which causes or results in a transfer of majority ownership of Lessee while any obligations are outstanding hereunder.

LESSEE AGREES THAT LESSOR MAY ASSIGN OR TRANSFER THIS LEASE OR LESSOR’S INTEREST IN THE PROPERTY; PROVIDED HOWEVER, THAT LESSOR SHALL GIVE NOTICE TO LESSEE OR ANY ASSIGNMENT TO ANOTHER FINANCIAL INSTITUTION IN THE SYNDICATIONS MARKET. Any assignee of Lessor shall have all of the rights (except for any rights retained by the assignor Lessor), but none of the obligations (which arise prior to the date of the assignment), of Lessor under this Lease and Lessee shall not assert against any assignee of Lessor any defense, counterclaim or offset that Lessee may have against Lessor. Any assignee of Lessor shall have the obligations of the Lessor that arise after the assignment (except for any obligations retained by the assignor Lessor). Lessee acknowledges that any assignment or transfer by Lessor will not materially change Lessee’s duties or obligations under this Lease nor materially increase the burdens or risks imposed on Lessee. Lessee will cooperate with Lessor in executing any documentation reasonably required by Lessor or any assignee of Lessor to effectuate any such assignment.

7.              TAXES AND FEES. Lessee agrees to pay when due or reimburse and indemnify and hold Lessor harmless from and against all taxes, fees or other charges of any nature whatsoever now or hereafter imposed or assessed against Lessor, Lessee or the Property by any federal, state, county or local governmental authority upon the ordering, purchase, sale, delivery, leasing, possession, use, operation, return or other disposition of the Property or upon the rents, receipts or earnings arising therefrom or with respect to the Lease (other than taxes based on or measured by the net income of Lessor). If Lessee directly pays any such taxes, fees or other charges, upon the request of Lessor, Lessee shall furnish written evidence of Lessee’s payment to Lessor. Lessor shall be responsible for the preparation and filing of all personal property tax returns on the Property and Lessee shall timely reimburse Lessor for all taxes paid by Lessor.

8.              MAINTENANCE, USE, ADDITIONS AND UPGRADES. Lessee shall use the Property for business purposes. Lessee shall use or permit the use of the Property primarily at the location specified in the Schedule (unless the Property is intended to be portable, in which case it may be moved in the ordinary course of business) and shall not remove the Property from such location without prompt written notice to Lessor. Notwithstanding the foregoing, the Property shall not be moved outside the United States without Lessor’s written consent. Lessee shall, at its sole expense: (i) maintain the Property in good operating order, repair, condition and appearance and protect the Property from deterioration, other than normal wear and tear, and furnish all required labor, parts, replacements and repairs; (ii) where reasonable, enter into and maintain in force, for the term of each Lease (after the expiration of any applicable manufacturer’s warranty), a maintenance contract with the manufacturer of the Property or with a service organization satisfactory to Lessor and provide Lessor with a copy of such contract and all supplements thereto upon Lessor’s request; (iii) take all actions necessary to cause the Property to remain eligible for any maintenance program of the manufacturer, including the purchase of all replacements, upgrades and enhancements relating to the Property and the software used on or with the Property, that are required by the manufacturer for such eligibility; and (iv) at all times during the Term, otherwise keep the Property in “Eligible Condition” as defined hereafter. Lessee shall, from time to time (but not to exceed once per calendar year so long as no Event of Default exists), after confirming receipt of prior written notice from Lessor, at reasonable times during business hours, make the Property and Lessee’s log and maintenance records pertaining to the Property available to Lessor for inspection. Lessee shall be entitled to acquire and install, at Lessee’s expense, Additions to the Property if such Additions: (i) do not interfere with or impair the operation of the Property; (ii) are readily removable without damage to the Property; (iii) are removed by Lessee before the Property is returned to Lessor; and (iv) do not interfere with Lessee’s ability to keep the Property eligible for manufacturer’s maintenance. Subject to compliance with the foregoing requirements, such Additions (but not Upgrades or other attachments) shall remain the property of Lessee upon termination of the Lease. Except as authorized herein, Lessee shall not, without the prior written consent of Lessor, make any alterations or install any attachments or Upgrades to the Property. Any permitted alterations, attachments or Upgrades, and all items and materials related thereto, shall automatically become the property of Lessor. “Additions” means new items of equipment acquired by Lessee that are connected to or work with the Property but which have a unique identification or serial number and do not require the removal or replacement of any of the Property or any Component in order for the Addition to function with the Property. “Upgrades” means technical improvements to the Property the installation of which requires replacement of Components or other parts or requires the rewiring or other physical or permanent alteration of the Property on which the Upgrade is installed. “Components” means those parts and other separately identifiable devices that are contained in the Property and that are useful or necessary in the function of the Property.

Lessee may obtain Upgrades for the Property if (i) installation of such Upgrades will not interfere with Lessor’s title to the Property, and (ii) when returned to Lessor in compliance with return provisions hereunder, the Property shall include all such Upgrades or shall have been returned to its original condition in a manner acceptable to Lessor. At its option and expense, Lessee may obtain and install replacement Components for the Property if all such replacement Components are, in Lessor’s opinion, of comparable type and value as the Component being replaced. All such replacement Components shall immediately become the property of Lessor.

9.              LESSEE REPRESENTATIONS AND WARRANTIES. Lessee hereby represents, warrants and covenants that: (i) Lessee has adequate power and capacity to enter into the Lease, any Schedule, and any other documents required to be delivered in connection with this Lease (collectively, the “Documents”); (ii) the Documents have been duly authorized, executed and delivered by Lessee and constitute valid, legal and binding agreements, enforceable in accordance with their terms; there are no proceedings presently pending or, to the best knowledge of Lessee, threatened against Lessee which will impair its ability to perform under the Lease; (iii) Lessee’s entering into the Lease and leasing the Property and financing any Financed Items does not and will not (a) violate any judgment, order or law applicable to the Lease, Lessee or Lessee’s organizational documents; or (b) result in the creation of any lien, security interest or other encumbrance upon the Property, other than as granted hereunder; (iv) all information and representations furnished by Lessee to Lessor concerning the Property are accurate and correct; (v) the Property is personal property and when placed in use by Lessee will not be or become fixtures under applicable law; (vi) if Lessee is a business entity, it is and shall be validly existing and in good standing under laws of the state of its organization, and Lessee shall give written notice to Lessor within 30 days of any termination or revocation of Lessee’s existence by its state of organization.  Lessee shall not change its name, state of organization, headquarters or residence without providing prior written notice to Lessor.  (vii) the persons signing the Documents are acting with all necessary authority and hold the offices indicated below their signatures, which are genuine; (viii) all financial data of Lessee or of any consolidated group of companies of which Lessee is a member (“Lessee Group”) delivered to Lessor have been prepared in accordance with generally accepted accounting principles applied on a consistent basis with prior periods and fairly present the financial position and results from operations of Lessee, or of the Lessee Group, as of the stated date and period(s); (ix) since the date of the most recently delivered financial data, there has been no material adverse change in the financial or operating condition of Lessee or of the Lessee Group; (x) Lessee has not received any tax or accounting advice from Lessor, and Lessor shall have no liability for Lessee’s failure to secure any particular tax benefits or accounting treatment with respect to the Property or the Lease, and (xi) Lessee and any other person who owns a controlling interest in or otherwise controls Lessee in any manner (“Lessee Representatives”) are and will remain in full compliance with all laws, regulations and government guidance concerning foreign asset control, trade sanctions, embargoes, and the prevention and detection of money laundering, bribery, corruption, and terrorism, and neither Lessee nor any Lessee Representative is or will be listed in any Sanctions-related list of designated persons maintained by the U.S. Department of Treasury’s Office of Foreign Assets Control or successor or the U.S. Department of State.

10.       RETURN OF PROPERTY. Unless Lessee has exercised an option granted in connection with the Lease or is obligated to purchase the Property, Lessee shall provide Lessor with ninety days (90) days prior written notice of Lessee’s intent to return the Property and Lessee shall return all, but not less than all, of the Property to Lessor at a location designated by Lessor within the continental United States prior to expiration of the Initial Term (or any Extension Term). Lessee shall prepare the Property for shipping according to manufacturer’s instructions using approved packing materials and shall bear all risk of damage or loss until the Property is returned to Lessor at the designated location. Lessee shall bear all costs and expenses associated with the packing, shipping, delivery and inspection of the Property, including any costs incurred by Lessor for de-installation of alterations, attachments or Additions to the Property.

Lessee shall return the Property to Lessor in Eligible Condition. The Property shall be in “Eligible Condition” if each of the following conditions is satisfied: (i) the Property is in good working order (normal wear and tear excepted) and is capable of performing all functions that the Property could perform when delivered to Lessee; (ii) the Property as returned includes (a) all engineering modifications, (b) all software required by the manufacturer to operate the Property, and (c) other alterations required by the manufacturer for maintenance eligibility during the term of the Lease; (iii) the Property includes only Components and other parts from the manufacturer or an authorized supplier; (iv) if maintenance of the Property has been provided under a service contract, the Property is certified as eligible for a service contract by the manufacturer of the Property or by a service organization satisfactory to Lessor; and (v) all data and other information stored on hard drives and other media storage devices (“Resident Data”) shall have been securely overwritten and destroyed beyond recovery using advanced wiping techniques (such process being referred to as “Data Erasure”), or if Lessee does not wish to perform the Data Erasure itself, Lessee shall so notify Lessor within four (4) months prior to termination of the Lease, and Lessee shall return the Property to a location designated by Lessor, and Lessor will arrange for the Data Erasure to be performed at such location at Lessee’s sole risk and expense and Lessor may charge a fee for such service. If Data Erasure is not technically feasible, Lessee may remove and destroy the affected hard drives and other media storage devices, and in such event the drives and devices shall be deemed to have suffered an Event of Loss and shall be replaced by Lessee as required hereunder. IN NO EVENT SHALL LESSOR BE RESPONSIBLE FOR ANY DAMAGES OR CLAIMS IN CONNECTION WITH RESIDENT DATA OR DATA ERASURE, INCLUDING WITHOUT LIMITATION, THE SUFFICIENCY OF ANY DATA ERASURE PROCEDURES OR SERVICES, ANY ALLEGED OR ACTUAL VIOLATION OF PRIVACY LAWS, LOST OR COMPROMISED PROPRIETARY INFORMATION, LOSS OF PROFITS, BUSINESS OR USE, OR INCIDENTAL, SPECIAL, CONSEQUENTIAL, EXEMPLARY OR PUNITIVE DAMAGES, AND LESSEE SHALL INDEMNIFY AND HOLD LESSOR HARMLESS FROM AND AGAINST ANY SUCH DAMAGES AND CLAIMS. LESSOR MAKES NO REPRESENTATIONS OR WARRANTIES WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO DATA ERASURE OR THE MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF ANY DATA ERASURE PROCEDURES OR SERVICES. Lessee shall arrange or pay for any inspections and any repairs or modifications as are required to cause the Property to be in Eligible Condition. If Lessee fails to return the Property in Eligible Condition the Lease shall continue and Lessee shall remain obligated to pay rent and all other amounts due under the Lease for all Property and otherwise perform all obligations hereunder, until such time as Lessee causes the Property to be in Eligible Condition or Lessor elects to terminate the Lease.

For avoidance of doubt and notwithstanding anything to the contrary, to the extent Lessee is required to return, or Lessor is otherwise entitled to take possession of, any Property that includes any software, ownership of such software shall remain with the licensor thereof and the rights of Lessor and Lessee, if any, with respect to such software shall be governed by a separate license agreement between the licensor and Lessor or Lessee, as applicable, which shall not be affected by the Lease.

11.       GENERAL INDEMNITY. Lessee shall indemnify and hold Lessor harmless from and against any and all losses, claims, costs, expenses, damages and liabilities, including reasonable attorney’s fees and costs, of any kind or nature incurred by or to any person whomsoever and/or property whatsoever, regardless of the basis, including allegations (by third parties) of wrongful, negligent or improper act or misuse by Lessor arising out of or in connection with the leasing, financing, manufacture, delivery, ownership, use, selection, possession, operation, maintenance, inspection, condition, removal, return or storage of the Property. Upon request of Lessor, Lessee shall assume the defense of all demands, claims, actions, suits and proceedings against Lessor for which indemnity is provided and shall allow Lessor to participate in the defense thereof.

12.       INCOME TAX INDEMNITY. Lessee hereby represents, warrants, and covenants to Lessor as follows: (i)  this Lease shall be a lease for federal and state income tax purposes; Lessor shall be treated as the purchaser, owner, lessor, and original user of the Property and Lessee shall be treated as the lessee of the Property for such purposes; (ii) Lessor shall be entitled to depreciation deductions with respect to each item of Property as provided by Section 167(a) of the Internal Revenue Code of 1986, as amended (the “Code”), determined under Section 168 of the Code by using the applicable depreciation method, the applicable recovery period, and the applicable convention, all as may be specified on the applicable Schedule for the Property, and Lessor shall also be entitled to corresponding state depreciation deductions; (iii) for purposes of determining depreciation deductions, the Property shall have an income tax basis equal to Lessor’s cost for the Property specified on the applicable Schedule, plus such expenses of the transaction incurred by Lessor as may be included in basis under Section 1012 of the Code, and shall be placed in service (and certified as such by Lessee) by the last business day of the same calendar year in which the Schedule for such Property is executed; and (iv) the maximum federal and state income tax rates applicable to Lessor in effect on the date of execution and delivery of a Schedule with respect to an item or items of Property will not change during the lease term applicable to such Property.

If for any reason whatsoever any of the representations, warranties, or covenants of Lessee contained in this Lease or in any other agreement relating to the Property shall prove to be incorrect and (a) Lessor shall determine that it is not entitled to claim all or any portion of the depreciation deductions in the amounts and in the taxable years determined as specified in (ii) and (iii), above, or (b) such depreciation deductions are disallowed, adjusted, recomputed, reduced, or recaptured, in whole or in part, by the Internal Revenue Service or applicable state taxing authority (such determination, disallowance, adjustment, recomputation, reduction, or recapture being herein called a “Loss”), then Lessee shall pay to Lessor as an indemnity and as additional rent such amount as shall, in the reasonable opinion of Lessor, cause Lessor’s after-tax economic yield (the “Net Economic Return”) to equal the Net Economic Return that would have been realized by Lessor if such Loss had not occurred. The amount payable to Lessor pursuant to this Section shall be payable on the next succeeding rental payment date after written demand therefor from Lessor accompanied by a written statement describing in reasonable detail such Loss and the computation of the amount so payable.

Further, in the event (y) there shall be any change, amendment, addition, or modification of any provision of applicable state law or of the Code or regulations thereunder or interpretation thereof with respect to the matters set forth in this Section with respect to any Property or (z) if at any time there shall be any change, amendment, addition, or modification of any provision of applicable state law or of the Code or regulations thereunder or interpretation thereof with respect to the maximum applicable federal and state income tax rates as set forth in (iv) above, which results in a decrease in Lessor’s Net Economic Return, then Lessor shall recalculate and submit to Lessee the modified rental rate required to provide Lessor with the same Net Economic Return as it would have realized absent such change and the Lease shall thereupon automatically be deemed to be amended to adopt such rental rate and values.

13.       INSURANCE AND RISK OF LOSS. Lessee shall obtain insurance coverage for the Property. The expense of such insurance coverage shall be borne by Lessee and is not covered by Lessee’s rental payments hereunder. Lessee shall maintain in force, at all times from shipment of the Property to Lessee until surrender thereof, property damage and risk insurance and liability insurance with such coverage and from such insurance carriers as shall be satisfactory to Lessor. The Property must be insured against all risks that are customarily insured against on the type of equipment leased hereunder. Such insurance policies must name Lessor as additional insured and lender’s loss payee. Lessee shall provide ten (10) days advance written notice to Lessor of any cancellation or modification of Lessee’s insurance policy(s). Upon request, Lessee shall deliver to Lessor satisfactory evidence of insurance coverage.

Lessee hereby assumes the entire risk of damage to or loss of the Property from any cause whatsoever, whether or not insured against, while in transit or during the term hereof. In the event of any loss or damage, the Lease shall continue in full force and effect, without any modification or reduction of any obligation of Lessee unless otherwise provided. In the event of damage of any kind to any of the Property (unless damaged beyond repair), Lessee shall continue to pay rent and place the Property in good repair, condition and working order to the satisfaction of Lessor within ninety (90) days of the date of damage. If the Property or any portion of the Property is determined by Lessee to be lost, stolen, destroyed or damaged beyond repair and is a documented casualty or if any Property is destroyed or damaged beyond repair in connection with Data Erasure (an “Event of Loss”), Lessee at its option may (a) continue to pay rent and replace the Property with equipment acceptable to Lessor and of identical manufacture and equal or greater capacity, utility and value to that of the original Property (in which case Lessee shall transfer title to the replacement equipment to Lessor free and clear of all liens and encumbrances of any kind) and take such further action as Lessor may request in order to effect such substitution, or (b) pay Lessor on the next Rent Payment Date the stipulated loss value for the Property as set forth in the relevant Schedule (the “Stipulated Loss Value”) as of the date of the Event of Loss and all rent accrued up to the date of payment and all other amounts then due in connection with the Property. Upon payment of the foregoing amounts, the Lease shall terminate with respect to such Property, and Lessor shall transfer ownership and title to such Property to Lessee free and clear of all encumbrances created by Lessor.

14.       DEFAULT. Time is of the essence under this Lease, and Lessee shall be in default in the event of any of the following (an “Event of Default”): (i) any failure of Lessee to pay when due any installment of rent or any other amount due under the Lease; (ii) any misstatement or false statement in connection with, or non-performance of any of Lessee’s obligations, agreements, or affirmations under or emanating from, this Lease; (iii) if any of the following actions or proceedings are not dismissed within sixty (60) days after commencement: Lessee’s insolvency, becoming the subject of a petition in bankruptcy, either voluntary or involuntary, or in any other proceeding under federal bankruptcy laws; making an assignment for benefit of creditors; or being named in, or the Property being subjected to, a suit for the appointment of a receiver; (iv) the death, dissolution or termination of existence of Lessee; (v) any removal, sale, transfer, sublease, encumbrance, seizure or levy of or upon the Property;; (vi) any default under any agreement between Lessee and Lessor (other than this Lease) or between Lessee and any affiliate of Lessor; and (vii) a default under section 6.1(h) of the Loan Agreement dated October 24, 2014 by and among O.COM LAND, LLC and OVERSTOCK.COM, INC. as Borrowers and U.S. Bank National Association, a national banking association, as Administrative Bank and Lead Arranger and a Bank and the other Banks from time to time party thereto as may be amended from time to time (the “Loan Agreement”).

15.       REMEDIES. Upon the occurrence of any Event of Default which continues for more than twenty (20) days following notice thereof by Lessor and at any time thereafter, Lessor shall have all the remedies provided by law; and without limiting the generality of the foregoing and without terminating this Lease, Lessor, at its sole option, shall have the right at any time to exercise concurrently, or separately, without further notice to Lessee, any one or all of the following remedies: (i) proceed by appropriate court action, either at law or in equity, to enforce performance by Lessee of the Lease; (ii) request Lessee return the Property or assemble the Property and make it available to Lessor, at a place designated by Lessor; (iii) immediately and without legal proceedings or notice to Lessee, enter the premises, take possession of, remove and accept the Property or render it unusable (any such taking shall not terminate this Lease); (iv) declare the entire amount of rent and other sums payable hereunder immediately due and payable; however, in no event shall Lessor be entitled to recover any amount in excess of the maximum permitted by applicable law; (v) cancel the Lease as to any or all items of Property. Such cancellation shall occur only upon notice by Lessor and only as to such items as Lessor specifically elects to cancel. The Lease shall continue in full force and effect as to any remaining items; (vi) recover all of the following: (a) all accrued and unpaid rent; plus (b) as liquidated damages for loss of a bargain and not as a penalty, an amount equal to the Stipulated Loss Value as of the date of default, (c) any indemnity payment, if then determinable; (d) all commercially reasonable costs incurred by Lessor in any repossession, recovery, storage, repair, sale, re-lease or other disposition of the Property, including attorney’s fees and costs of collection of any amounts hereunder, including any collection agency fee; (e) the value of all tax benefits lost to Lessor as a result of Lessee’s default or the enforcement by Lessor of any remedy, plus interest (“Default Interest”) on each of the foregoing, from the date such amounts are due until paid, at the lesser of: (y) the maximum rate per annum which Lessor is permitted by law to charge, or (z) twelve percent (12%) per annum; and (vii) Lessor may, but is not required to, re-lease or sell the Property, or any portion thereof, at public or private sale on such terms and to such persons as Lessor shall elect. The proceeds of any such lease or sale, after deducting all costs and expenses incurred in connection with the recovery, repair, storage, leasing and sale of the Property, will be applied to payment of all amounts owed hereunder. If the proceeds from any sale or lease of the Property is not sufficient to pay the amounts owed Lessor under this Section, Lessee shall pay the deficiency. Lessor shall keep any excess.

In exercising its remedies, Lessor may require Lessee return the Property. The Property as returned shall be in accordance with the terms of the Lease. If Lessee fails to return the Property in the required condition, Lessor may cause the Property to be placed in such condition, at Lessee’s expense. In the event Lessor takes possession of the Property, Lessor shall make commercially reasonable efforts to mitigate its damages and Lessee agrees that Lessor’s proceeding in accordance with the remedies herein shall be sufficient effort for such purposes. Lessee agrees that, upon any Event of Default, Lessee will immediately cease and refrain from further use of any Financed Items, AND Lessor has the right to cause the termination of all Financed Items. If Lessor elects to take possession of the Property, Lessor shall provide Lessee with a reasonable amount of time to complete any required Data Erasure.

16.       FINANCIAL REPORTS. Within thirty (30) days after Lessor’s request (or such longer period as provided herein), Lessee shall deliver all information (including tax returns) requested by Lessor which Lessor deems reasonably necessary to determine Lessee’s current financial condition and faithful performance of the terms hereof. This may include: (i) reviewed, audited or compiled annual financial statements (including, without limitation, a balance sheet, a statement of income, a statement of cash flow, a statement of changes in equity, and notes to financial statements) within 120 days after Lessee’s fiscal year end, and (ii) management-prepared interim financial statements within 45 days after the requested reporting period(s). Annual statements shall set forth the corresponding figures for the prior fiscal year in comparative form, all in reasonable detail without any qualification or exception deemed material by Lessor.  Unless otherwise accepted by Lessor, each financial statement submitted to Lessor shall be prepared in accordance with generally accepted accounting principles consistently applied and shall fairly and accurately present the Lessee’s financial condition and results of operations for the period to which it pertains.

If Lessee has executed a Financial Covenants Rider, Lessee shall maintain the financial ratios set forth on the most recently executed Financial Covenants Rider, the terms of which are hereby incorporated herein by this reference. Within 120 days after the close of each fiscal year Lessee shall deliver to Lessor an annual financial-covenants compliance certificate, and within 45 days after the close of each other quarter Lessee shall deliver to Lessor a quarterly financial-covenants compliance certificate, in each case certifying the then-current calculations of the covenants that are required under the Financial Covenants Rider then in effect hereunder.

17.       ENTIRE AGREEMENT, WAIVERS, SUCCESSORS, NOTICE, ETC. This Lease and any Schedule and associated documents expressly referring hereto contain the entire agreement of the parties and shall not be qualified or supplemented by course of dealing. No waiver or modification by Lessor of any of the terms or conditions hereof shall be effective unless in writing signed by an authorized signatory of Lessor.  No waiver or indulgence by Lessor of any default or deviation by Lessee of any required performance shall be a waiver of Lessor’s right to subsequent or other full and timely performance. This Lease shall be binding on the parties hereto and their respective successors and assigns and shall inure to the benefit of such successors and assigns. Paragraph headings shall not be considered a part of this Lease. Lessor may make a profit from fees, and other charges that Lessee is required to pay hereunder but shall not make a profit on property taxes related to the Property.  If any of the executed Documents are delivered to Lessor by facsimile transmission or by Adobe Acrobat (or equivalent) attachment to an e-mail, such Documents (and signatures thereon) shall be treated as, and have the same force and effect as, originals. Lessee shall also promptly execute and deliver to Lessor such further documents and take further action as Lessor may request to more effectively carry out the intents and purposes of this Lease. All notices shall be mailed or delivered by facsimile transmission or overnight courier to the respective parties at the addresses shown on any Schedule hereto or such other address as a party may provide in writing from time to time.

18.       ATTORNEYS’ FEES, GOVERNING LAW, JURY WAIVER. In any interpretation or enforcement of the Lease and any related documents or any dispute related thereto or to the relationship between the parties, the non-prevailing party shall pay the prevailing party’s legal expenses and reasonable attorneys’ fees, including any incurred before and at trial, on appeal, in any other proceeding or without any litigation being filed. This Lease, and the rights and liabilities of the parties shall be governed by and construed in accordance with the internal laws (without regard to the conflict of laws provisions) of the State of Utah, but giving effect to federal laws applicable to national banks. Any legal action or proceeding with respect to this Lease shall be brought in state court sitting in Salt Lake City, UT, and, by execution and delivery of this Lease, each of the parties consents to the jurisdiction of such court and waives any defense of lack of jurisdiction or inconvenient forum. LESSOR AND LESSEE EACH IRREVOCABLY WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY LITIGATION ARISING FROM OR RELATED TO THIS LEASE.

19.       SEVERABILITY; SURVIVAL.  In the event any of the provisions of the Lease shall be held invalid, illegal or unenforceable, that provision shall be considered inapplicable and omitted, but shall not invalidate the remaining provisions of the Lease. In no event shall the Lease be enforced in any way that permits Lessor to charge or collect interest in excess of the maximum lawful rate. Lessee agrees that Lessor shall not be subject to any penalties provided by law for contracting for or collecting interest in excess of the maximum lawful rate and Lessor agrees to return any such excess to Lessee. All of Lessor’s rights, privileges and indemnities contained herein shall survive the expiration or other termination of the Lease and any Schedule, and the rights privileges and indemnities contained herein are expressly made for the benefit of, and shall be enforceable by, Lessor, its successors and assigns.

20.       POWER OF ATTORNEY. LESSEE HEREBY AUTHORIZES AND APPOINTS LESSOR AS ITS ATTORNEY-IN-FACT TO COMPLETE AND EXECUTE IN LESSEE’S NAME AND TO MAKE NON-MATERIAL AMENDMENTS (INCLUDING COMPLETING AND CONFORMING THE DESCRIPTION OF THE PROPERTY (INCLUDING SERIAL NUMBERS)) ON ANY DOCUMENT IN CONNECTION WITH THIS AGREEMENT AND TO OBTAIN, ADJUST AND SETTLE ANY INSURANCE REQUIRED BY THIS AGREEMENT AND TO ENDORSE ANY DRAFTS IN CONNECTION WITH SUCH INSURANCE.

Most agreements, promises and commitments made by Lessor, concerning loans and other credit extensions must be in writing, express consideration and be signed by Lessor to be enforceable.

21.       USA PATRIOT ACT NOTICE. IMPORTANT INFORMATION ABOUT PROCEDURES: To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each customer who opens an account. When Lessee enters a new transaction with Lessor, Lessor will ask for Lessee’s name, address and other information that will allow Lessor to identify Lessee. Lessor may also ask to see other documents that substantiate Lessee’s identity.

IN WITNESS WHEREOF, the parties hereto have executed this Lease on or as of the day and year first above written.

U.S. BANK EQUIPMENT FINANCE, A DIVISION OF		OVERSTOCK.COM, INC.
U.S. BANK NATIONAL ASSOCIATION		(LESSEE)
(LESSOR)

By:	/s/ Adina Hunsucker	By:	/s/ Robert Hughes
Authorized Signatory
		Name:	Robert Hughes

		Title:	Senior Vice President

05/15

ADDRESS FOR ALL NOTICES TO LESSOR:

PO Box 230789

Portland, OR 97281-0789

Pricing Addendum

Date: November 9, 2015

Expiry: September 30, 2016

Re:  This is an addendum to the Master Lease Agreement dated November 6, 2015 between U.S. Bank Equipment Finance, a division of U.S. Bank National Association, as Lessor and Overstock.com, Inc, as Lessee (the “Lease”).

The “Lease Rate Factor” is used to calculate the amount of monthly rental payments.  The monthly rent payment shall be calculated by multiplying the appropriate Lease Rate Factor by the Total Cost of the Property:

Lease Rate Factor	36 Mo. Lease Term	48 Mo. Lease Term	60 Mo. Lease Term
$1.00 Buyout Option:	.028946	.022104	.018035

The Lease Rate Factor will fluctuate until the conclusion of the Installation Period (“the Adjustment Date”). On the Adjustment Date, the Lease Rate Factor will be set based upon a change in the spot rate for like-term Interest Rate Swaps as published by the Federal Reserve statistical release H.15 (the “Spot Rate”). If, on the Adjustment Date, the Spot Rate is greater or lower than .96% (3 yr.), 1.17% (4 yr.), and 1.36% (5 yr.) based on the like term Swaps as of October 16, 2015, then the Lease Rate Factor will be adjusted accordingly based on the change in the Spot Rate .

12/12

FINANCIAL COVENANTS RIDER

This Financial Covenants Rider (this “Rider”) is attached to the Master Lease Agreement dated, November 6, 2015 and/or the Master Loan Agreement, as applicable (the “Agreement(s)”), between Overstock.com, Inc. (“Obligor”) and U.S. Bank Equipment Finance, a division of U.S. Bank National Association (“Creditor”) and amends such Agreement(s) to add the following terms and conditions. Capitalized terms used but not defined herein are used with the respective meanings specified in the Agreement(s). If any terms hereof are inconsistent with the terms of the Agreement(s) or any previous Financial Covenants Rider, the terms hereof shall prevail.

Obligor agrees that, so long as any obligations remain outstanding under any of the Agreement(s), Obligor shall:

(a)                                 Fixed Charge Coverage:  maintain a minimum Fixed Charge Coverage Ratio of at least 1.15:1.00, measured at the end of each fiscal quarter of Obligor.

(b)                                 Cash Flow Leverage Ratio: maintain a Cash Flow Leverage Ratio of not greater than 3.00:1.00 during the Construction Phase and 2.50:1.00 following the Construction Phase, measured at the end of each fiscal quarter of Obligor.

All capitalized terms used but not otherwise defined in this Rider shall have the meanings given such terms in the Loan Agreement dated October 24, 2014, by and among O.COM LAND, LLC and OVERSTOCK.COM, INC. as Borrowers and U.S. Bank National Association, a national banking association, as Administrative Bank and Lead Arranger and a Bank and the other Banks from time to time party thereto as may be amended from time to time (the “Loan Agreement”).. Such terms shall be deemed incorporated herein by this reference to the same extent as if they had been set forth in full herein.

In Witness Whereof, the parties hereto have caused this Financial Covenants Rider to be duly executed as of November 9, 2015.

U.S. Bank Equipment Finance, a division of U.S. Bank National Association (CREDITOR)		Overstock.com, Inc.(OBLIGOR)

By:	/s/ Adina Hunsucker	By:	/s/ Robert Hughes
Authorized Signatory
		Print Name:	Robert Hughes

		Print Title:	Senior Vice President

12/14

ADDRESS FOR ALL NOTICES TO CREDITOR:

PO Box 230789

Portland, OR 97281-0789